As Filed with the Securities and Exchange Commission on July 6, 2001
                                                       Registration No. 333-
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                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549
                            ----------------------

                                   FORM S-8

                       REGISTRATION STATEMENT UNDER THE
                            SECURITIES ACT OF 1933
                            ----------------------

                                 PRIMEDIA INC.
            (Exact name of registrant as specified in its charter)

                            ----------------------

          Delaware                                        13-364753
  (State or other jurisdiction of        I.R.S. Employer Identification Number)
   incorporation or organization)

                               745 Fifth Avenue
                           New York, New York 10151


   (Address, including zip code, of registrant's principal executive office)

                     AMENDED AND RESTATED ABOUT.COM, INC.
                       1999 EMPLOYEE STOCK PURCHASE PLAN

                           (Full title of the plan)

                           Christopher Fraser, Esq.
                                 PRIMEDIA Inc.
                               745 Fifth Avenue
                           New York, New York 10151
                                (212) 745-0100

(Name, address and telephone number, including area code, of agent for service)

                                  Copies to:
                            Gary I. Horowitz, Esq.
                          Simpson Thacher & Bartlett
                             425 Lexington Avenue
                           New York, New York 10017

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                        CALCULATION OF REGISTRATION FEE
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


Title of Securities to      Amount to be     Proposed Maximum Offering      Proposed Maximum Aggregate   Amount of Registration
   be Registered            Registered         Price Per Share(1)               Offering Price                 Fee(1)
----------------------     ------------      -------------------------      --------------------------   -------------------

Common Stock, par value
 $ .01 per share            50,000                  6.88                         $334,000                    $86.00
----------------------     ------------      ------------------------       --------------------------   --------------------

(1) Pursuant to Rule 457(h)(1) under the Securities Act of 1933, the proposed maximum offering price per share, the proposed maximum aggregate offering price and the amount of registration fee have been computed on the basis of the average of the high and low prices of the Common Stock reported on the New York Stock Exchange Composite Tape on June 29, 2001.

                                    PART I
Item 1.  Plan Information

         Not required to be filed with this Registration Statement.

Item 2.  Registrant Information and Employee Plan Annual Information

         Not required to be filed with this Registration Statement.

                                   PART II

              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference

         The following documents filed with the Securities and Exchange Commission by PRIMEDIA Inc., (the "Company" or "Registrant") a Delaware corporation, are incorporated in this Registration Statement by reference:

         (a) The Company's Annual Report on Form 10-K for the year ended December 31, 2000.

         (b)  Quarterly Report on Form 10-Q for the quarter ended March 31,
              2001.

         (c)  Current Report on Form 8-K filed on March 1, 2001.

         (d)  Current Report on Form 8-K/A filed on April 26, 2001.

         (e)  Current Report on Form 8-K filed on July 6, 2001.

         (f) Description of PRIMEDIA "Common Stock" contained in the Certificate of Incorporation of PRIMEDIA Inc. (formerly K-III Communications Corporation) (incorporated by reference to K-III Communications Corporation's Registration Statement on Form S-1, File No. 33-96516, as amended).

         All documents filed by the Company pursuant to Sections
13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold are incorporated by reference in this Registration Statement and are a part hereof from the date of filing such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.  Description of Securities

         Not applicable.

Item 5.  Interests of Named Experts and Counsel

         Certain legal matters in connection with the common stock offered hereby are being passed upon for PRIMEDIA by Simpson Thacher & Bartlett, New York, New York.

Item 6.  Indemnification of Directors and Officers

         PRIMEDIA is a Delaware corporation. Reference is made to
Section 102(b)(7) of the Delaware General Corporation Law which enables a corporation in its original certificate of incorporation or an amendment thereto to eliminate or limit the personal liability of a director for violations of the director's fiduciary duty, except (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) pursuant to Section 174 of the Delaware General Corporation Law (providing for liability of directors for unlawful payment of dividends or unlawful stock purchase or redemptions) or (iv) for any transaction from which a director derived an improper personal benefit.

         Reference also is made to Section 145 of the DGCL, which provides that a corporation may indemnify any persons, including officers and directors, who are, or are threatened to be made, parties to any threatened, pending or completed legal action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation), by reason of the fact that such person was an officer, director, employee or agent of such corporation or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided such officer, director, employee or agent acted in good faith and in a manner he reasonably believed to be in or not opposed to the corporation's best interest and, for criminal proceedings, had no reasonable cause to believe that his conduct was unlawful. A Delaware corporation may indemnify officers and directors in an action by or in the right of the corporation under the same conditions, except that no indemnification is permitted without judicial approval if the officer or director is adjudged to be liable to the corporation. Where an officer or director is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him against the expenses that such officer or director actually and reasonably incurred.

         Article 8 of the Certificate of Incorporation of the Company provides that except under certain circumstances, directors of the Company shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duties as a director. Article 4 of the By-laws of the Company provides for indemnification of the officers and directors of the Company to the full extent permitted by applicable law.

Item 7.  Exemption from Registration Claimed

         Not applicable.

Item 8.  Exhibits

         The following exhibits are filed as part of the Registration Statement.

         4.1 Certificate of Incorporation of PRIMEDIA Inc. (formerly K-III Communications Corporation) (incorporated by reference to K-III Communications Corporation's Registration Statement on Form S-1, File No. 33-96516, as amended).

         4.2 Certificate of Amendment to Certificate of Incorporation of K-III Communications Corporation (changing name from K-III Communications Corporation to PRIMEDIA Inc.) (incorporated by reference to K-III Communications Corporation's Annual Report on Form 10-K for the year ended December 31, 1997, File No. 1-11106).

           5 Opinion of Simpson Thacher & Bartlett regarding the legality of the securities being registered.

           23.1   Consent of Deloitte & Touche LLP.

           23.2   Consent of Ernst & Young LLP.

           23.3   Consent of KPMG LLP.

           23.4   Consent of Simpson Thacher & Bartlett (included in Exhibit 5).

Item 9.  Undertakings

         The undersigned registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration
         Statement:

               (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

               (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement (except to the extent the information required to be included by clause
             (i) or (ii) is contained in periodic reports filed by the Company pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference into the Registration Statement;

              (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information set forth in the Registration Statement;

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.


         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (4) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to
         Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (5) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES

          Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on this 6th day of July, 2001.


                                        PRIMEDIA INC.
                                         (Registrant)


                                        By: /s/ Beverly C. Chell
                                            ------------------------
                                            Beverly C. Chell
                                            Vice Chairman and Secretary



          Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities set forth below on July 6, 2001.


        Signature                  Title                           Date


/s/    Thomas S. Rogers         Chairman and Chief                July 6, 2001
-----------------------------   Executive Officer
       Thomas S. Rogers         (principal executive officer)


/s/    Charles G. McCurdy        President and Director           July 6, 2001
-----------------------------
       Charles G. McCurdy


/s/    Beverly C. Chell          Vice Chairman, General           July 6, 2001
-----------------------------    Counsel, Secretary
       Beverly C. Chell          and Director


/s/    Lawrence R. Rutkowski     Executive Vice President         July 6, 2001
------------------------------   and Chief Financial Officer
       Lawrence R. Rutkowski     (principal financial
                                 and accounting officer)

/s/    Scott P. Kurnit           Chief Internet Officer           July 6, 2001
-----------------------------    and Director
       Scott P. Kurnit


/s/     David Bell               Director                         July 6, 2001
-----------------------------
        David Bell


/s/     Perry Golkin             Director                         July 6, 2001
-----------------------------
        Perry Golkin


/s/     H. John Greeniaus        Director                         July 6, 2001
------------------------------
        H. John Greeniaus


/s/     Michael T. Tokarz        Director                         July 6, 2001
-------------------------------
        Michael T. Tokarz


/s/     Henry Kravis             Director                        July 6, 2001
-------------------------------
        Henry Kravis


/s/     George R. Roberts        Director                        July 6, 2001
-------------------------------
        George R. Roberts

                               INDEX TO EXHIBITS


Exhibit
Number                               Description


4.1                 Certificate   of   Incorporation   of  PRIMEDIA  Inc.
                    (formerly K-III Communications Corporation) (incorporated by reference to K-III Communications
                    Corporation's Registration Statement on Form S-1, File No. 33-96516, as amended ).

4.2 Certificate of Amendment to Certificate of Incorporation of K-III Communications Corporation (changing name from K-III Communications Corporation to PRIMEDIA Inc.) (incorporated by reference to K-III Communications Corporation's Annual Report on Form 10-K for the year ended December 31, 1997, File No. 1-11106).

5 Opinion of Simpson Thacher & Bartlett regarding the legality of the securities being registered.

23.1                Consent of Deloitte & Touche LLP.

23.2                Consent of Ernst & Young LLP.

23.3                Consent of KPMG LLP.

23.4                Consent of Simpson Thacher & Bartlett (included in
                    Exhibit 5).